PetIQ, Inc. Announces Business Update Related to COVID-19

EAGLE, Idaho – March 20, 2020 – PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication and wellness company, today announced that out of an abundance of caution for its employees and customers in response to COVID-19 all veterinary community clinics and wellness centers will temporarily close effective Friday, March 20, 2020. The Company is continuously monitoring this situation and will reopen its veterinary service locations as soon as practical.  PetIQ’s veterinarian products business continues to perform well with full availability of its pet health and wellness items at its retail and e-commerce partners.

“The coronavirus has created an unprecedented situation that requires PetIQ to take action,” commented Cord Christensen, PetIQ’s Chairman and Chief Executive Officer. “We are prioritizing the health and safety of our veterinarians, associates, customers, and retail partners by temporarily closing our veterinary community clinics and wellness centers to reduce the risk of spreading the virus further.  For the immediate future, those employees displaced during this time will be paid to help them support their needs.  PetIQ is fortunate that its 100% USA-based manufacturing and distribution centers supporting its veterinarian products business are performing in-line with our budgeted forecasts.  Pet parents can provide their pets with preventive wellness with access to our over 2,000 health and wellness items through our retail and e-commerce partners, although near-term they will experience a gap in our veterinary wellness services.”

The Company has also proactively drawn against its Revolving Credit Facility as a precautionary measure to provide financial flexibility given the uncertainties in the marketplace as a result of COVID-19.  With this draw the Company has liquidity in excess of $50 million with no meaningful maturities due until July of 2024.

About PetIQ

PetIQ is a leading pet medication and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable veterinary products and services.  The company engages with customers through more than 60,000 points of distribution across retail and e-commerce channels with its branded distributed medications, which is further supported by its own world-class medications manufacturing facility in Omaha, Nebraska.  The company’s national service platform, VIP Petcare, operates in over 3,400 retail partner locations in 41 states providing cost effective and convenient veterinary wellness services.  PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, the impact of COVID-19 on our business, our ability to successfully grow our business through acquisitions; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; disruptions in our manufacturing and distribution chains; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; our ability to keep and retain key employees; our ability to sustain profitability; and the risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed time to time with the Securities and Exchange Commission.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

Investor Relations Contact:	Media Relations Contact:
ICR Jeff Sonnek 646-277-1263 jeff.sonnek@icrinc.com	ICR Cory Ziskind 646-277-1232 cory.ziskind@icrinc.com